UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2016

Guaranty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 200 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 675-1194
(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 2, 2016, Guaranty Bancorp (“Guaranty”), the holding company of Guaranty Bank and Trust Company, entered into an Exchange Agreement (the “Exchange Agreement”) with Castle Creek Capital Partners IV, LP (“Castle Creek”) providing for the exchange of 1,019,000 shares of Guaranty’s non-voting common stock, par value $0.001 per share, which represents 100% of the outstanding shares of non-voting common stock (the “Non-Voting Common Stock”) for 1,019,000 shares of Guaranty’s voting common stock, par value $0.001 per share (“Voting Common Stock”). John M. Eggmeyer, a member of the board of directors of Guaranty is a managing principal of Castle Creek Capital IV LLC, the general partner of Castle Creek. The Exchange Agreement contains customary representations, warranties and covenants made by Castle Creek and Guaranty.

The Non-Voting Common Stock was originally issued to Castle Creek in a private placement transaction that was completed on September 30, 2011 and was issued to enable the equity ownership of Castle Creek to comply with applicable banking laws and regulations. Pursuant to the terms of Guaranty’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Non-Voting Common Stock was convertible into Voting Common Stock, subject to certain limitations.

The number of shares that Castle Creek received pursuant to the Exchange Agreement is equal to the number of shares of Voting Common Stock that Castle Creek would have received upon conversion of the Non-Voting Common Stock. The exchange transaction was effected because the Non-Voting Common Stock could only be converted at the time of a transfer or sale of the Non-Voting Common Stock that satisfied certain conditions set forth in the Certificate of Incorporation. The Voting Common Stock issued upon exchange of the Non-Voting Common Stock was offered and exchanged in reliance on exemptions from registration provided by the Securities Act of 1933, as amended (“Securities Act”).

Upon completion of the exchange transaction, as of December 2, 2016, Guaranty had 28,350,686 shares of Voting Common Stock issued and outstanding, including unvested stock awards.

Guaranty agreed in the Exchange Agreement to file, as soon as practicable, and in any event within 15 days of the consummation of the exchange transaction, a amendment or prospectus supplement to its resale registration statement on Form S-3 under the Securities Act covering the resale by Castle Creek of all of the shares of the Voting Common Stock received in the exchange transaction, and to cause such shares to be authorized for listing on The NASDAQ Global Select Market.

The form of the Exchange Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Exchange Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the form of the Exchange Agreement.

Item 3.02.  Unregistered Sales of Equity Securities.

On December 2, 2016, Guaranty issued to Castle Creek 1,019,000 shares of its Voting Common Stock in exchange for 1,019,000 shares of Non-Voting Common Stock held of record by Castle Creek in a transaction exempt from registration under Sections 3(a)(9) and 18(b)(4) of the Securities Act. Guaranty received no cash proceeds as a result of the exchange transaction.

Item 9.01       Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

10.1	Exchange Agreement, dated December 2, 2016, by and between Guaranty Bancorp and Castle Creek Capital Partners IV, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCORP

By:	/s/ Christopher G. Treece
Name: Christopher G. Treece
Title: Executive Vice President, Chief Financial Officer and Secretary

Date:  December 2, 2016